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                          AEROSPACE RETENTION AGREEMENT

          THIS RETENTION AGREEMENT made and entered into as of the 22nd day of June, 1994 (the "Effective Date"), by and between Ball Corporation (the "Corporation") having its principal place of business located at 345 South High Street, Muncie, Indiana, and Donovan B. Hicks (the "Executive").

          WHEREAS, the Corporation desires that the Executive continue as an employee of the Corporation in accordance herewith;

          WHEREAS, the Executive is willing to commit himself to the employ of the Corporation and any successor thereto, on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

          WHEREAS, the parties desire to enter into this Agreement as of the Effective Date, setting forth the terms and conditions for the employment relationship of the Executive during the Term (as hereinafter defined).


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          NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

     1.   EMPLOYMENT AND TERM.

          (a) The Corporation agrees to employ the Executive, and the Executive agrees to be employed by the Corporation, in accordance with the terms and provisions of this Agreement for the period set forth below.

          (b) The term shall commence as of the Effective Date, and shall continue until the second anniversary thereof (the "Term"); provided, however, that if the Sale, as defined in Schedule A attached hereto ("Schedule A") occurs during the Term and the Executive is offered, but rejects, comparable employment, i.e., commensurate salary and job responsibility, with the Successor (as defined in Schedule A), this Agreement shall be terminated, and the Executive's employment shall be deemed to have been terminated by the Corporation for Cause (as defined in subsection 4 (b)), in each case, as of the date of such rejection.

     2. DUTIES AND POSITION OF EXECUTIVE. The Executive shall serve in such capacities and with such titles as may, from time to time, be assigned. During the Term, the Executive shall have such authority, duties and responsibilities as, from time to time, are assigned to the Executive by the Corporation. The Executive agrees to devote substantially all of his professional time and attention to the Corporation.

     3. COMPENSATION. The Executive shall receive the following compensation for his services hereunder to the Corporation:


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          (a)  SALARY.  A base salary ("Annual Base Salary"), payable biweekly.

          (b) ANNUAL INCENTIVE COMPENSATION BENEFIT. The Executive shall be eligible to receive annual incentive compensation ("Annual Incentive Compensation") in accordance with the provisions of the Corporation's Economic Value Added Incentive Compensation Plan (the "Incentive Compensation Plan"), in effect from time to time.

          (c) RETENTION BONUS. Subject to the conditions set forth below, in addition to Annual Base Salary and Annual Incentive Compensation, the Corporation shall pay to the Executive a retention bonus (the "Retention Bonus") in a lump sum equal to the amount set forth in Schedule A. The Retention Bonus shall be paid to the Executive only in the event of the Auction as defined in Schedule A or the Sale during the Term, followed by the occurrence of one of the events (each, a "Retention Date") described below:

          (i) following the occurrence of the Auction, if no Sale has occurred and either:
               (A) the Executive remains in the
               employment of the Corporation
               until the expiration of the Term; or
               (B) the Corporation terminates the
               Executive's employment for other than
               Cause prior to the expiration of the
               Term; or


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          (ii) following the occurrence of the Sale,
               either:  (A) the Executive remains
               in the employment of the Successor
               until the expiration of the Term, or
               (B) the Successor terminates the
               Executive for other than Cause (but
               substituting the Successor for the
               Corporation where it appears therein)
               before the Expiration of the Term.

Payment shall be made pursuant to this subsection 3(c), as soon as practicable following the first Retention Date to occur; provided, however, that on or prior to the Effective Date, the Executive shall be entitled to make an election, in lieu of receipt of payment of the Retention Bonus described above, to defer receipt of such Retention Bonus, pursuant to the terms of the Corporation's 1989 Deferred Compensation Plan (election form attached as Schedule B).

          (d) RETIREMENT, INCENTIVE, WELFARE BENEFIT PLANS AND OTHER BENEFITS. During the Term, the Executive shall be eligible to participate in all incentive, stock option, restricted stock, performance unit, savings, retirement, supplemental retirement and welfare plans, practices, policies and programs applicable generally to comparably situated executives of the Corporation.

          (e) FRINGE BENEFITS AND PERQUISITES. During the Term, the Executive shall be entitled to receive fringe benefits in accordance with the plans, practices, programs, and policies of the Corporation from time to time in effect, commensurate with his position and comparable to those received by


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comparably situated executives of the Corporation.

     4.   TERMINATION OF EMPLOYMENT.

          (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death or "Disability" during the Term; provided, however, that this provision shall have no effect on whether the Executive's employment has terminated for purposes of the Corporation's long-term disability plan or program then in effect. For purposes of this Agreement, the Executive's employment may be terminated by reason of "Disability," if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of his duties with the Corporation for six (6) consecutive months, and within thirty (30) days after written "Notice of Termination" (as defined in subsection 4(d) hereof) is given, the Executive shall not have returned to the full-time performance of his duties.

          (b) BY THE CORPORATION FOR CAUSE. The Corporation may terminate the Executive's employment during the Term for "Cause." For purposes of this Agreement, "Cause" shall mean termination (i) upon the continued failure of the Executive to substantially perform his duties with the Corporation (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive or on account of "Constructive Termination" (as defined in subsection 4(c) hereof)), after a written demand for substantial performance is delivered to the Executive by the Corporation, which demand specifically identifies the manner in which the Board of Directors of the Corporation (the "Board") believes that the Executive has


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not substantially performed his duties, (ii) the engaging by the Executive in conduct that is demonstrably and materially injurious to the Corporation, monetarily or otherwise, or (iii) the material breach by the Executive of any other material provision of this Agreement.

          (c) BY THE EXECUTIVE FOR CONSTRUCTIVE TERMINATION. The Executive may terminate his employment during the Term for "Constructive Termination." For purposes of this Agreement, "Constructive Termination" shall mean, without the Executive's consent, the occurrence of any of the following circumstances, unless such circumstances are corrected prior to the "Date of Termination" (as defined in subsection 4(e) hereof) specified in the Notice of Termination given in respect thereof:

          (i)  a material adverse reduction or
               alteration (other than a promotion
               or lateral position change) in the
               nature or status of the Executive's
               position, duties or responsibilities
               or the conditions of the Executive's
               employment as exist as of the Effective
               Date;

          (ii) a reduction in the Executive's Annual
               Base Salary or the failure of the
               Corporation to pay to the Executive
               any portion or installment of
               deferred compensation under any deferred compensation program of the Corporation


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               within fourteen (14) days of the date
               such compensation is due, except for
               across-the-board salary reductions
               similarly affecting all similarly
               situated executives of the
               Corporation;

        (iii)  the failure by the Corporation to
               continue in effect any compensation
               or benefit plan in which the Executive
               participates as of the Effective Date
               that is material to the Executive's
               total compensation, unless an equitable
               arrangement (embodied in an ongoing
               substitute or alternative plan) has been made with respect to such plan, or the failure by the Corporation to continue the Executive's participation therein
               (or in such substitute or alternative
               plan) on a basis not materially less
               favorable, both in terms of the amount
               of benefits provided and the level of
               the Executive's participation relative
               to other participants, as existed as of
               the Effective Date, except for across-
               the-board benefit reductions similarly
               affecting comparably situated executives of the Corporation;


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          (iv) the failure by the Corporation to
               continue to provide the Executive with
               benefits substantially similar to those
               enjoyed by comparably situated
               executives under any of the
               Corporation's life insurance, medi-
               cal, health and accident or disability
               plans in which the Executive was
               participating as of the Effective Date,
               or the failure by the Corporation to
               provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect as of the Effective Date;

          (v)  the Corporation's requiring, without
               the Executive's consent, that the
               Executive's principal place of business
               be at an office located more than fifty
               (50) miles from its location as of the
               Effective Date, except for required
               travel on the Corporation's business to
               an extent substantially consistent with
               the Executive's business travel


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               obligations;

          (vi) the failure of the Corporation to
               continue this Agreement in effect, or
               to obtain satisfactory agreement from
               any successor to assume and agree to
               perform this Agreement, as contemplated
               by Section 9 hereof; or

        (vii)  any material breach by the Corporation
               of any other material provision of this
               Agreement.

In the event the Executive believes Constructive Termination exists, he shall, in advance of delivery of any Notice of Termination, specify to the Corporation in writing the circumstances alleged to constitute Constructive Termination, and provide the Corporation with a reasonable period of time within which to cure such circumstances.

          (d) NOTICE OF TERMINATION. Any termination by the Corporation for Cause, or by the Executive for Constructive Termination, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon and (ii) to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Corporation to set forth in the


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Notice of Termination any fact or circumstance that contributes to a showing of
Constructive Termination or Cause shall not waive any right of the Executive or the Corporation hereunder or preclude the Executive or the Corporation from asserting such fact or circumstance in enforcing the Executive's or the Corporation's rights hereunder.

          (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Corporation for Cause, or by the Executive for Constructive Termination, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Corporation other than for Cause, the Date of Termination shall be the date on which the Corporation notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or Disability (as the case may be).

          (f)  Upon the occurrence of a "Change in Control," as defined in
Section 2 of the severance agreement (the "Severance Agreement") dated January 25, 1989, between the Corporation and the Executive, the Executive shall be entitled to the greater of the benefit otherwise provided herein, and the benefit provided under Section 5 of the Severance Agreement; provided, however, that the provisions of Section 5(vi) of the Severance Agreement (regarding the application of the cap relating to section 280G of the Internal Revenue Code of 1986, as amended) shall also be applied to any and all amounts payable hereunder.

     5.   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a) CERTAIN TERMINATIONS. During the Term, if the Corporation shall terminate the Executive's employment (other than in the case of a


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termination for Cause), the Executive shall terminate his employment for
Constructive Termination or the Executive's employment shall terminate by reason of death or Disability (termination in any such case referred to as "Termination"):

          (i)  the Corporation shall pay to the
               Executive a lump sum amount in cash
               equal to the sum of (A) the Executive's
               Annual Base Salary through the Date of
               Termination to the extent not
               theretofore paid, and (B) an amount
               equal to the Annual Incentive Com-
               pensation at Target Incentive Percent,
               as defined in the Incentive
               Compensation Plan, established for the
               Executive for the fiscal year that
               includes the Date of Termination,
               multiplied by a fraction the numerator
               of which shall be the number of days
               from the beginning of such fiscal year
               to and including the Date of Termination and the denominator of which shall be
               365.  (The amounts specified in clauses
               (A) and (B) shall be hereinafter
               referred to as the "Accrued
               Obligations".)  The amounts specified
               in this subsection 5(a)(i) shall be paid within thirty (30) days after the Date


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               of Termination.

          (ii) in the event of Termination other than by reason of the Executive's death or Disability, then: (A) the Company shall also pay to the Executive, within thirty
               (30) days of the Executive's Date of
               Termination, a lump sum amount, in cash, equal to the sum of (x) two times the Executive's Annual Base Salary in effect immediately prior to the Date of Termination, and (y) two times the Executive's Annual Incentive
               Compensation, calculated based on the
               Target Incentive Percent as defined in
               the Incentive Compensation Plan,
               established for the Executive for the
               fiscal year in which the Date of
               Termination occurs; (B) the
               Corporation shall pay to the
               Executive the present value
               (discounted using an interest rate
               equal to the prime rate promulgated
               by the First National Bank of Chicago
               and in effect as of the Date of
               Termination, plus one percent) of all
               benefits under the Corporation's
               Pension Plan for Salaried Employees,
               or any successor plan thereto, and
               any supplemental executive retirement
               plans to which the Executive would
               have been entitled had he remained in
               employment with the Corporation for
               an additional twenty-four (24) months,
               each, where applicable, at the rate of
               Annual Base Salary, and using the same
               assumptions and factors, in effect at
               the time Notice of Termination is given, minus the present value (discounted at the Prime Rate) of the benefits to which he is actually entitled under the above mentioned plans; and (C) the Corporation shall continue, for a period of twenty-four (24) months from the Date of Termination, medical and welfare benefits to the Executive and/or the Executive's family at least equal to those that would have been provided if the Executive's employment had not been terminated, such benefits to be in accordance with the medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Corporation as in effect and applicable generally to comparably situated executives of the Corporation and their


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               families immediately preceding the Date
               of Termination; provided, however, that
               if the Executive becomes employed with
               another employer and is eligible to
               receive medical or other welfare
               benefits under another employer-
               provided plan, the benefits under the
               M&W Plans shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the twenty-four (24) month period following the Executive's Date of Termination
               (and any such benefits actually received by the Executive shall be reported to the Corporation by the Executive).

          (b) TERMINATION BY THE COMPANY FOR CAUSE OR BY THE EXECUTIVE OTHER THAN FOR CONSTRUCTIVE TERMINATION. If the Executive's employment shall be terminated for Cause during the Term, or if the Executive terminates employment during the Term other than a termination for Constructive Termination, which he shall not be prohibited from doing, the Corporation shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive the Accrued Obligations, plus any other earned but unpaid compensation in each case to the extent not theretofore paid.

          (c) LEGAL EXPENSES. The Corporation shall pay to the Executive such reasonable legal fees and expenses incurred by the Executive as a result of a Termination pursuant to subsection 5(a)(ii) hereof, but only with respect


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to such claim or claims upon which the Executive prevails.  Such payments shall be made within five (5) business days after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Corporation reasonably may require.

          6. RELEASE. The Executive shall, as a condition to the receipt of benefits hereunder, execute a full and general release (on a form to be supplied by the Corporation). Amounts that are vested benefits or that the Executive is otherwise entitled to receive at or subsequent to the Date of Termination under the Severance Agreement, under any benefit plan, policy, practice or program of the Corporation, or under any contract or agreement entered into after the date hereof with the Corporation, shall be payable in accordance with such benefit plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          7. MITIGATION. Except as provided in subsection 5(a)(ii)(C) hereof, in no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

          8. CONFIDENTIAL INFORMATION; NONDISPARAGEMENT. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret, confidential or proprietary information, knowledge or data relating to the Corporation or any of their affiliated companies, and their respective businesses, that shall have been obtained by the Executive during the Executive's employment by the Corporation or any of their affiliated companies


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and that shall not have been or now or hereafter have become public knowledge
(other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Term, and at all times thereafter, regardless of the reason for termination of the Executive's employment, the Executive shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. The Executive understands that during the Term, the Corporation may be required from time to time to make public disclosure of the terms or existence of the Executive's employment relationship in order to comply with various laws and legal requirements.

          During the Term and at all times thereafter, the Executive shall not disparage or criticize, orally or in writing, the performance of the Corporation, the Board or any director of the Corporation or of any specific former or current officer of the Corporation or any operating company or group president or the Corporation's management group to any person; provided, however, that the Executive may divulge, discuss or provide the information described above to the extent that he is compelled by law to do so, and, in such event, the Executive shall notify the Corporation immediately upon any request or demand for information so that the Corporation may seek a protective order or other appropriate remedy.

     9.   SUCCESSORS.

          (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.


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          (b)  The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place.

          (c) In addition to the foregoing, upon the occurrence of the Sale, the Corporation shall require any Successor to assume expressly and agree to perform this Agreement until the expiration of the Term, in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place.

     10. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement shall be settled exclusively by arbitration conducted before a panel of three arbitrators (one chosen by the Executive, one by the Corporation and the third by the other two) in Muncie, Indiana, in accordance with the rules of the American Arbitration Association then in effect. The determination of the arbitrators shall be conclusive and binding on the Corporation and the Executive, and judgment may be entered on the arbitrators' award in any court having appropriate jurisdiction; provided, however, that the Corporation shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of Section 8 of this Agreement.

     11.  MISCELLANEOUS.



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          (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to principles of conflict of laws.

          (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

          (c) This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Corporation to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

          (d) The parties hereto acknowledge that the Executive's employment relationship is employment at will, except for the Corporation's obligations under this Agreement.

          (e) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE EXECUTIVE:     Donovan B. Hicks
                         304 Hollyberry Lane
                         Boulder, CO  80303

IF TO BALL CORPORATION:  Ball Corporation
                         345 South High Street
                         Muncie, IN  47305
                         Attention: Corporate Secretary


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or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (f) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (g) The Corporation may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (h) The Executive's or the Corporation's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Corporation may have hereunder, including without limitation the right of the Executive to terminate employment for Constructive Termination pursuant to subsection 4(c) of this Agreement, or the right of the Corporation to terminate the Executive's employment for Cause pursuant to subsection 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (i) This instrument contains the entire agreement of the parties with respect to the subject matter hereof; and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby; provided, however, that this subsection shall not apply to the Severance Agreement.


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          (j)  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Corporation has caused this Agreement to be executed as of the day and year first above written.



                              BALL CORPORATION


                              Name:

                              Title:


                              EXECUTIVE


                              Donovan B. Hicks


                                   SCHEDULE A


                                   Definitions



For purposes of this Agreement:

"Sale" shall mean, within the term of this Agreement, a sale of the majority ownership, or formation of a joint venture in which the Corporation has a minority position of ownership, in more than 50% of the previous aerospace business of the Corporation existing at the date of this Agreement.

"Auction" shall mean the solicitation of bids for acquisition of the aerospace business of the Corporation within the Term of this Agreement. Such solicitation shall be a result of formal action by the Corporation's Board of Directors.

"Successor" shall mean the successor to the aerospace business of the Corporation pursuant to the Sale.

Retention Bonus (subject to subsection 3(c) of this Agreement) shall be $80,000.